Exhibit 99.1

Investor Relations Contacts:

Keith Terreri, Vice President - Finance & Treasurer

Jim Mathias, Director - Investor Relations

214-570-4641

investor_relations@metropcs.com

MetroPCS Wireless, Inc. Launches Amendment and Expansion of Credit Facility

DALLAS (March 3, 2011) – MetroPCS Communications, Inc. (NYSE: PCS) announced today that its indirect wholly-owned subsidiary, MetroPCS Wireless, Inc. (“Wireless”), launched an amendment, restatement and expansion of its current $1.6 billion senior secured credit facility to expand the facility to include a new $1.5 billion term loan which the company expects to be used for repayment of the $0.5 billion term loan maturing in 2013 and general corporate purposes including opportunistic spectrum acquisitions. The amendment and restatement also would modify certain terms and conditions of the existing senior secured credit facility and would require the approval of lenders holding a majority of the outstanding loans under the existing senior secured credit facility. The amendment, restatement and expansion is expected to close in March of 2011, subject to market and other customary conditions.

About MetroPCS Communications, Inc.

Dallas-based MetroPCS Communications, Inc. (NYSE: PCS) is a provider of unlimited wireless communications service for a flat-rate with no annual contract. MetroPCS is the fifth largest facilities-based wireless carrier in the United States based on number of subscribers served. With Metro USASM, MetroPCS customers can use their services in areas throughout the United States covering a population of over 280 million people. As of December 31, 2010, MetroPCS had over 8.1 million subscribers. For more information please visit www.metropcs.com.

Forward-Looking Statements

This news release includes “forward-looking statements” for the purpose of the “safe harbor” provisions within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and rule 3(b)-6 under the Securities Exchange Act of 1934, as amended. Any statements made in this release that are not statements of historical fact, including statements about our beliefs, opinions and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include statements relating to potential uses of the proceeds of any additional borrowings, the potential timing of any closing of the amendment, restatement and expansion, the possible or assumed future results of operations, and statements that may relate to our plans, objectives, strategies, goals, future events, future revenues or performance, capital expenditures, financing needs, outcomes of litigation and other information that is not historical information. These forward-looking statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “views,” “projects,” “should,” “would,” “could,” “may,” “will,” “forecast,” and other similar expressions.

These forward-looking statements are based on reasonable assumptions at the time they are made, including our current expectations, plans and assumptions that have been made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such times. Forward-looking statements are not guarantees of future performance or results. Actual financial results, performance or results of operations may differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include, but are not limited to:

•	the highly competitive nature of our industry;

•	our ability to maintain our cost structure;

•	our and our competitors’ current and planned promotions, marketing and sales initiatives and our ability to respond and support them;

•	our ability to negotiate and maintain acceptable agreements with our suppliers and vendors, including roaming arrangements;

•	the seasonality of our business and any failure to have strong customer growth in the first and fourth quarters;

•	increases or changes in taxes and regulatory fees;

•	the rapid technological changes in our industry and the ability of our suppliers to develop and provide us with technological developments we need to remain competitive;

•	the current economic environment in the United States and the state of the capital markets;

•	our exposure to counterparty risk in our financial agreements;

•	our ability to meet the demands and expectations of our customers, to maintain adequate customer care and manage our churn rate;

•	our ability to achieve planned growth and churn rates;

•	the availability of additional spectrum to support our growth and increasing demand for data services;

•	our ability to manage our rapid growth, train additional personnel and maintain our financial and disclosure controls and procedures;

•	our ability to secure the products, services, applications, content, and network infrastructure equipment we need or which our customers or potential customers demand;

•	our ability to secure spectrum, or secure it at acceptable prices, when we need it;

•	our ability to manage our networks to deliver the services our customers expect and to respond to technology changes, and to maintain and upgrade our networks and business systems;

•	our deployment of new technologies, such as long-term evolution, or 4G LTE, in our networks and its success and our ability to offer new services using such new technology;

•	our ability to adequately enforce or protect our intellectual property rights and defend against suits filed by others;

•	governmental regulation affecting our services and the costs of compliance and our failure to comply with such regulations;

•	our capital structure, including our indebtedness amounts and the limitations imposed by the covenants in our indebtedness;

•	changes in consumer preferences or demand for our products;

•	our inability to attract and retain key members of management;

•	our reliance on third parties to provide distribution, products, software and services that are integral to our business;

•	the performance of our suppliers and other third parties on whom we rely; and

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other factors described or referenced from time to time in our annual report on Form 10-K, for the year ended December 31, 2010 filed on March 1, 2011, as well as subsequent quarterly reports on Form 10-Q, or current reports on Form 8-K, all of which are on file with the SEC and may be obtained free of charge through the SEC’s website http://www.sec.gov.

The forward-looking statements speak only as to the date made, are based on current expectations, and are subject to and involve risks, uncertainties and assumptions, many of which are beyond our ability to control or ability to predict. You should not place undue reliance on these forward-looking statements, which are based on current expectations and speak only as of the date of this release. MetroPCS Communications, Inc. and Wireless are not obligated to, and not undertake a duty to, update any forward-looking statement to reflect events after the date of this release, except as required by law. The results for any period may not be reflective of results for any other period or results for any quarter or quarters may not be reflective of full fiscal year results.